Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-169338 of Access Midstream Partners, L.P., on Form S-8, and Registration Statement Nos. 333-185398, 333-189963 of Access Midstream Partners, L.P., on Form S-3 of our report dated February 24, 2014, relating to the financial statements of Gulfstream Natural Gas System, L.L.C., included in the Current Report on Form 8-K of Williams Partners, L.P. dated May 19, 2014.

/s/ Deloitte & Touche LLP

Houston, Texas

February 3, 2015